UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 18, 2019
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.
On February 18, 2019, Palo Alto Networks, Inc., a Delaware corporation (the “Parent”), certain of its wholly owned subsidiaries, Demisto, Inc., a Delaware corporation (the “Company”) and Fortis Advisors LLC (solely in its capacity as the representative of the stockholders of the Company) entered into a Merger Agreement (the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Parent will acquire all of the outstanding shares, warrants and other rights to acquire or receive equity of the Company for total consideration of $560 million, subject to certain customary purchase price adjustments. Subject to the terms and conditions set forth in the Merger Agreement, the purchase price would be paid in a mix of cash and shares of Parent’s common stock. Subject to the satisfaction of the closing conditions set forth in the Merger Agreement, the number of shares of Parent common stock to be issued to certain stockholders of the Company will be based on (x) the elections of such stockholders of the Company, which elections are subject to upward or downward adjustment as set forth in the Merger Agreement and (y) the average closing price of Parent common stock on the New York Stock Exchange for the period of 20 consecutive trading days ending on (and including) the third day immediately prior to the closing of the transactions contemplated by the Merger Agreement. At this time, the number of shares to be issued in connection with the transactions contemplated by the Merger Agreement is not known.
The issuance of shares of common stock of Parent pursuant to the Merger Agreement will be made solely to accredited investors, and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act or in reliance on Regulation S promulgated under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ NIKESH ARORA
Nikesh Arora
Chief Executive Officer

Date: February 19, 2019